UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 29, 2022

VECTOR GROUP LTD.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-5759			65-0949535
(Commission File Number)			(I.R.S. Employer Identification No.)

4400 Biscayne Boulevard	Miami	Florida	33137
(Address of Principal Executive Offices)			(Zip Code)

(305) 579-8000
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities Registered Pursuant to 12(b) of the Act:

Title of each class:	Trading	Name of each exchange
	Symbol(s)	on which registered:
Common stock, par value $0.10 per share	VGR	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year

On April 29, 2022, the Board of Directors of Vector Group Ltd. (the “Board”) amended and restated Vector’s Amended and Restated Bylaws (the “Amended and Restated Bylaws”) to implement a majority voting standard in uncontested director elections. Section 2 of Article III of the Amended and Restated Bylaws provides that an uncontested election of directors will be decided by the affirmative vote of greater than 50% of the votes cast for or against such director and sets forth the determination of what would constitute a contested election. Section 2 of Article III provides that if an incumbent director fails, in an uncontested election, to receive the vote required to be elected, then such director will tender his or her resignation to the Board. However, in the event of a contested election of directors, directors shall continue to be elected by the highest number of votes, or a plurality of votes, cast.

The foregoing summary and description of the provisions of the Amended and Restated Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended and Restated Bylaws, a copy of which is filed as Exhibit 3.2 of this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit Index

(d)Exhibit.

Exhibit No.	Exhibit
3.2	Amended and Restated Bylaws of Vector Group Ltd., effective April 29, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VECTOR GROUP LTD.

By:	/s/ J. Bryant Kirkland III
J. Bryant Kirkland III
Senior Vice President, Treasurer and Chief Financial Officer
Date: April 29, 2022